UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement..

On January 18, 2024 (the “Closing Date”), Bioventus LLC (“Bioventus LLC”), a Delaware limited liability company and subsidiary of Bioventus Inc. (together with its subsidiaries, the “Company”) and certain of its subsidiaries entered into an Amendment No. 5 to the Credit and Guaranty Agreement (the “Fifth Amendment”) with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and other financial institutions party thereto, which amended the Credit and Guaranty Agreement, dated as of December 6, 2019 (the “2019 Credit Agreement,” and, as amended by that certain Amendment No. 1 to Credit and Guaranty Agreement, dated as of August 29, 2021, by the Second Amendment to Credit and Guaranty Agreement, dated as of October 29, 2021, by the Third Amendment to Credit and Guaranty Agreement, dated as of July 11, 2022, by the Fourth Amendment to Credit and Guaranty Agreement, dated as of March 31, 2023 and by the Fifth Amendment, the “Amended 2019 Credit Agreement”).

The Amended 2019 Credit Agreement contains customary affirmative and negative covenants, including those related to financial reporting and notification, restrictions on the declaration or payment of certain distributions on or in respect of Bioventus LLC’s equity interests, restrictions on acquisitions, investments and certain other payments, limitations on the incurrence of new indebtedness, limitations on transfers, sales and other dispositions of assets of Bioventus LLC and its subsidiaries, as well as limitations on making changes to the business and organizational documents of Bioventus LLC and its subsidiaries. As amended by the Fifth Amendment, the financial covenant requirements include:

•

a maximum debt leverage ratio of not greater than 5.65 to 1.00 for the testing period ending March 31, 2024, 5.00 to 1.00 for the testing period ending June 30, 2024, 4.75 to 1.00 for the testing period ending September 30, 2024, 4.50 to 1.00 for the testing period ending December 31, 2024, 4.25 to 1.00 for the testing period ending March 31, 2025, and 4.00 to 1.00 for the testing period ending June 30, 2025 and each testing period thereafter, and, beginning with the testing period ending March 31, 2025, to be subject to a temporary increase to 4.50 to 1.00 upon certain events; and

•

an interest coverage ratio not less than 1.75 to 1.00 for the testing period ending March 31, 2024, 1.75 to 1.00 for the testing period ending June 30, 2024, 1.75 to 1.00 for the testing period ending September 30, 2024, 2.00 to 1.00 for the testing period ending December 31, 2024, 2.00 to 1.00 for the testing period ending March 31, 2025, 2.25 to 1.00 for the testing period ending June 30, 2025, 2.50 to 1.00 for the testing period ending September 30, 2025 and 3.00 to 1.00 for the testing period ending December 31, 2025 and each testing period thereafter.

In addition, during the period commencing on the Closing Date and ending upon the satisfaction of certain conditions occurring not prior to October 29, 2025, the Company will be subject to certain additional requirements and covenants, including a requirement to maintain Liquidity (as defined in the Amended 2019 Credit Agreement) of not less than $10,000,00 as of the end of each calendar month during such period.

The foregoing summary is qualified in its entirety by reference to the Fifth Amendment, which is attached hereto as an Exhibit 10.1. The Fifth Amendment and the Amended 2019 Credit Agreement are not intended to be a source of factual, business or operational information about the Company. The representations, warranties and covenants contained in the Fifth Amendment and the Amended 2019 Credit Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Fifth Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 5 to the Credit and Guaranty Agreement by and between Bioventus LLC, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and other financial institutions party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: January 19, 2024	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel